SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report: October 28, 2003

Commission File Number: 0-25790

PC MALL, INC.
(Exact name of registrant as specified in its charter)

Delaware	95-4518700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2555 West 190th Street
Torrance, CA 90504
(Address of Principal Executive Offices)(Zip Code)
(310) 354-5600
(Registrant's telephone number, including area code)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Not applicable.

(b)  Not applicable.

 (c) Exhibits

         99.1 Text of Press Release dated October 28, 2003 (furnished pursuant to Item 12 of Form 8-K).

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 28, 2003, PC Mall, Inc. issued an earnings release announcing its financial results for the quarter ended September 30, 2003. A copy of the earnings release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Current Report on Form 8-K, including the exhibits attached hereto, is furnished pursuant to Item 12 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2003		PC MALL, INC.

	By:	/s/ TED SANDERS Ted Sanders Chief Financial Officer

(Duly Authorized Officer of the Registrant and Principal Financial Officer)

Index to Exhibits

Exhibit Number	Description
99.1	Text of Press Release Dated October 28, 2003 (furnished pursuant to Item 12 of Form 8-K).

Exhibit 99.1

PC Mall, Inc. Reports Record Q3 sales

Highlights:

  Consolidated earnings per share for Q3 2003 was $0.06 versus $0.07 per share in Q3 2002.
  Q3 2003 earnings were impacted by a non-cash stock compensation charge of $0.2 million and additional expenses of $0.9 million attributable to the new Canadian call center and OnSale initiatives.
  Record Q3 sales of $232 million represent a one percent increase from Q3 2002 despite the impact of increased backorders at quarter-end.
  Corporate sales for the quarter increased 24 percent from Q3 2002.
  PC Mall Gov sales for the quarter increased 9 percent from Q3 2002.
  eCOST.com sales increased 11 percent from Q3 2002.
  Corporate and public sector account manager headcount increased 17 percent from Q2 2003 and 33 percent from Q3 2002.

Torrance, California -- October 28, 2003 -- PC Mall, Inc. (NASDAQ:MALL - news) today reported third quarter earnings per share of $0.06 on record Q3 sales of $232.0 million.  This compares with Q3 2002 earnings per share of $0.07 on sales of $230.1 million.  Earnings for Q3 2003 were impacted by a non-cash stock compensation charge of $0.2 million pre tax and additional expenses of $0.9 million pre tax attributable to the Company's new Canadian call center (which serves U.S. customers) and the OnSale.com online marketplace initiative.

Frank Khulusi, Chairman, President and CEO of PC Mall, Inc. said,  "We continued our string of solid quarterly performance.  We also continued the long-term positioning of our Company by accelerating the ramp-up of our corporate and public sector account manager headcount with emphasis on our newly launched Canadian call center."  Khulusi continued,  "Product backorders were higher than normal at the end of Q3 2003 and, if we would have been able to ship the extra backlog prior to the end of the quarter, we believe this would have translated into higher sales growth and a higher EPS number.  Furthermore, we ended the quarter with demand averaging low double digit year-over-year growth and that momentum continued into October.  While we cannot speculate on whether or not the long awaited "technology refreshment cycle" has started, we believe that the investments we made building our sales force and the related growth of our market share during the recent downturn in technology spending places us in a good position should a rebound in tech spending occur."

Consolidated Q3 2003 sales increased one percent from Q3 2002 to $232 million from $230 million.  Corporate sales growth for Q3 2003 was strong, up 24 percent from Q3 2002.  eCOST.com's sales for Q3 2003 grew 11 percent over the same quarter last year.  PC Mall Gov had Q3 2003 sales growth over the same quarter last year of 9 percent.  PC Mall Gov's sales to the Federal government for Q3 2003 grew 41 percent from the comparable quarter a year ago reflecting the contribution of its Virginia sales office opened last year.  Growth from these businesses were partially offset by a 30 percent decline in catalog driven inbound sales caused in part by unfilled backorders of certain recently introduced products and weak consumer demand.

Consolidated gross profit for Q3 2003 rose 31 percent from Q3 2002 or $7.5 million.  Twenty-nine percent or $7.2 million of the 31 percent gross profit increase from the same quarter last year resulted from the adoption of Emerging Issues Task Force ("EITF") Issue No. 02-16 "Accounting for Consideration Received from a Vendor by a Customer (Including a Reseller of the Vendor's Products)."  See footnote A below for further information on EITF 02-16.  The remaining $0.3 million of the 31 percent increase in gross profit for Q3 2003 versus Q3 2002 was primarily due to an increase in gross margin.

Adoption of EITF 02-16 required that $7.2 million of vendor consideration previously recorded as a reduction of advertising and labor cost be reflected as a reduction of cost of sales.  Under the new rule, gross profit margin for the quarter increased by 3.2 percent to 13.9 percent of sales from 10.7 percent of sales for the comparable quarter last year.  Excluding the effect of EITF 02-16, and therefore on a non-GAAP basis, gross profit margin for the quarter would have been 10.8 percent of sales compared with 10.7 percent for Q3 2002.  This non-GAAP gross profit margin is included in this discussion to provide a meaningful comparison to prior periods.  The Company's gross profit percentage may vary from quarter to quarter depending on the continuation of key vendor support programs as well as product mix, pricing strategies and other factors.

Consolidated selling, general and administrative expenses as a percentage of sales for Q3 2003 increased by 44 basis points to 10.3 percent from 9.8 percent of sales in Q3 2002.  The increase in spending as a percentage of sales is due to additional expenses related to the new Candian call center and OnSale initiatives.  These two new initiatives impacted Q3 2003 SG&A by approximately $0.9 million.  Furthermore, a non-cash stock compensation expense further impacted Q3 2003 earnings by approximately $0.2 million.

The Company increased the size of its corporate and public sector account manager workforce in Q3 2003, principally in its new Canadian call center, to take advantage of an abundant, highly educated labor pool and a labor cost savings that includes a government labor subsidy which extends over the next four and a quarter years.  Corporate and public sector account manager headcount at the end of Q3 2003 rose 33 percent from the same quarter last year and 17 percent from the preceeding quarter.  Corporate and public sector account manager headcount at the end of Q3 2003 stands at 547, up 137 managers from Q3 2002 and 80 account managers from Q2 2003.  Average tenure for a corporate and public sector account manager at the end of Q3 2003 was 17 months with 26 percent of the corporate and public sector workforce in training, 59 percent less than one year experience and 75 percent less than two years experience.  Total account managers including those focusing on corporate, public sector and consumer customers numbered 698 at the end of Q3 2003, up 116 managers from Q3 2002 and 103 managers from Q2 2003.

Throughout the quarter the Company continued to develop and launch new Web business initiatives.  eCOST.com, a retailer of first quality as well as refurbished and close-out computer, consumer electronics and digital imaging products, introduced two new product categories: Home & Housewares and Watches.  The new categories are the first expansion of eCOST.com's product offerings in an attempt to leverage its Internet marketing and merchandising skills, its fulfillment and back office infrastructure and its customer base and site traffic.  eCOST.com offers three methods to purchase products: A fixed competitive price, auctions and its patent pending "Bargain Countdown."

The Company also introduced its newest e-commerce initiative: OnSale.com, an online marketplace.  The original OnSale.com launched one of the first online auction engines and email order status in 1995. PC Mall purchased the URL and software/patent license and formed the new OnSale company in 2002, and has been developing its marketplace technology and programs since then.

"We are also excited about the prospects for OnSale.com," stated Frank Khulusi.  "We understand the Online Marketplace from our uBid.com experience, and we believe that there is clearly room for another player in the online marketplace/auction business.  Our near-term strategy is to re-establish OnSale.com's well known name through low cost means."

PC Mall's balance sheet at the end of the quarter remained strong.  Cash and cash equivalents at the end of the quarter were $5.8 million.  Borrowings under PC Mall's line of credit increased to $32.7 million at the end of the quarter from $17.5 million as of December 31, 2002.  The increase in line of credit borrowings from Q4 2002 reflects an aggressive program to obtain early pay discounts and end-of-quarter purchase opportunities.  Inventories increased by $6.1 million from Q4 2002.  Accounts receivable increased $16.9 million from Q4 2002 reflecting an increase in sales on account to corporate and government customers during the quarter.  The Company amended its credit facility in Q1 2003 to improve terms and extend the term of the facility to March 7, 2007.

Footnote A

 During Q1 2003, the Company adopted EITF 02-16 which addresses accounting for consideration received by a customer or a reseller from a vendor. EITF 02-16 requires that consideration from vendors related to agreements entered into after December 31, 2002, such as advertising funds, be accounted for as a reduction of cost of sales unless such funds are used for specific incremental programs entirely funded by an individual vendor.  In such cases, the consideration received is accounted for as a reduction of the incremental expense.  The Company employs a variety of advertising methods to promote sales of vendor products including catalogs, mailers, the Internet, newspaper, magazine and radio.  Some of the Company's advertising campaigns involve individual programs for a specific vendor while others campaigns involve multiple vendors.

*          *          *

Conference Call

Management will be holding a conference call on Tuesday, October 28 at 5:00 p.m. Eastern time to discuss third quarter results.  To participate, please dial 877-788-8792 no later than 4:50 p.m. EST.

To listen to PC Mall's management discussion of the third quarter results live, access the PC Mall website, www.pcmall.com, and click on the Investor Relations section.

A conference call replay will be available immediately following the call until November 18, 2003 and can be accessed by calling:  (800) 642-1687 and reference conference ID# 3404416.

About PC Mall

PC Mall, Inc. together with its subsidiaries (the Company), is a rapid response supplier of technology solutions for business, government and educational institutions as well as consumers.  More than 100,000 different products from companies such as Microsoft, Apple, IBM and HP are marketed to business customers using relationship based selling, direct marketing, catalogs and the Internet (http://www.pcmall.com, http://www.macmall.com, http://www.pcmallgov.com).  Customer orders are rapidly filled by the Company's distribution center strategically located near FedEx's main hub or by PC Mall's extensive network of distributors, one of the largest networks in the industry.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements include the statements regarding the Company's expectations, hopes or intentions regarding the future, including but not limited to statements regarding cash position, expense reductions, sales growth and market share, Corporate and Public sector sales initiatives, the effect of the Company's reinvestment in its sales force, recent acquisitions, the prospects for the Company's OnSale and eCOST.com subsidiaries; growth of the professional and engineering services business, enterprise market, seasonality, and operating results for the third quarter and 2003 fiscal year.  Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement.  Among the factors that could cause actual results to differ materially are the following:  difficulties related to integration of newly-acquired businesses (or any future acquisitions); uncertainties relating to the relationship of increases in account managers and productivity; decreases in revenue related to Corporate and Public Sector sales; increased competition and pricing pressures; availability of third party suppliers at reasonable prices; increased expenses, increased costs from online initiatives; risks due to shifts in market demand or price erosion of owned inventory, and inability to convert back orders to completed sales.  Additional factors that could cause actual results to differ are discussed under the heading "Certain Factors Affecting Future Results" and in other sections of the Company's Form 10-K for the 2002 fiscal year, on file with the Securities and Exchange Commission, and in its other periodic reports filed from time to time with the Commission.  All forward-looking statements in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

# # #

-Financial Tables Follow-

PC MALL, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2003	2002	2003	2002
Net sales	$231,996	$230,076	$685,654	$626,524
Cost of goods sold	199,770	205,394	593,861	559,479
Gross profit	32,226	24,682	91,793	67,045
Selling, general and administrative expenses	23,832	22,617	70,952	61,535
Advertising, net for 2002	6,785	542	16,751	1,950
Loss on sale of building	-	-	-	350
Non-cash stock compensation expense	181	-	181	-
Income from operations	1,428	1,523	3,909	3,210
Interest expense, net	313	310	831	708
Income before income taxes	1,115	1,213	3,078	2,502
Income tax provision	412	449	1,140	926
Income before cumulative effect of change in accounting principle	703	764	1,938	1,576
Cumulative effect of change in accounting principle	-	-	-	(6,801)
Net income (loss)	$703	$764	$1,938	$(5,225)

Earnings (loss) per share:
Income before cumulative effect of change in accounting principle	$0.07	$0.07	$0.18	$0.15
Cumulative effect of change in accounting principle	-	-	-	(0.64)
	$0.07	$0.07	$0.18	$(0.49)

Diluted Earnings (loss) per share:
Income before cumulative effect of change in accounting principle	$0.06	$0.07	$0.17	$0.14
Cumulative effect of change in accounting principle	-	-	-	(0.61)
	$0.06	$0.07	$0.17	$(0.47)
Basic weighted average number of shares outstanding	10,640	10,781	10,591	10,630
Diluted weighted average number of common and common equivalent shares outstanding	11,700	11,096	11,401	11,099

PC MALL, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands, except share data)

	September 30, 2003
	(unaudited)	December 31, 2002
Assets
Current assets:
Cash and cash equivalents	$5,823	$11,422
Accounts receivable, net of allowance for doubtful accounts	71,657	54,747
Inventories	61,339	55,235
Prepaid expenses and other current assets	3,032	3,038
Deferred income taxes	2,657	2,657
Total current assets	144,508	127,099

Property and equipment, net	9,904	9,214
Goodwill, net	861	804
Deferred income taxes	9,578	10,718
Other assets	1,536	1,525
	$166,387	$149,360
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$58,231	$61,865
Accrued expenses and other current liabilities	14,412	14,066
Deferred revenue	11,943	10,532
Line of credit	32,683	17,497
Capital leases - current	-	124
Notes payable - current	1,500	167
Total current liabilities	118,769	104,251

Total liabilities	118,769	104,251

Stockholders' equity:
Preferred stock, $.001 par value, 5,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $.001 par value; 30,000,000 shares authorized; 11,097,083 and 10,789,947 shares issued; and 10,802,883 and 10,632,347 shares outstanding, respectively	11	11
Additional paid-in capital	76,874	75,833
Treasury stock at cost: 294,200 and 157,600 shares, respectively	(1,015)	(556)
Translation Adjustment	(11)
Retained earnings (accumulated deficit)	(28,241)	(30,179)
Total stockholders' equity	47,618	45,109
	$166,387	$149,360